EXHIBIT 99.1
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF FLORIDA
(West Palm Beach Division)
Case No. 06-80718-CIV-HURLEY/SELTZER

BLUEGREEN CORPORATION,
Plaintiff,
v.
DAVID A. SIEGEL, DAVID A. SIEGEL
REVOCABLE TRUST, and CENTRAL
FLORIDA INVESTMENTS,
Defendants.
/

STIPULATION AND ORDER
     This Stipulation (the “Stipulation”) is made and entered into as of the 16th day of October, 2006, by and between David A. Siegel, David A. Siegel Revocable Trust, Central Florida Investments (together, the “Shareholders”) and Bluegreen Corporation, a Massachusetts corporation (the “Company”), and John E. Abdo, Joseph C. Abeles, Norman H. Becker, Lawrence A. Cirillo, George F. Donovan, Robert F. Dwors, Scott W. Holloway, John Laguardia, Alan B. Levan, Mark A. Nerenhausen, J. Larry Rutherford, and Arnold Sevell, (collectively, the “Director Defendants”);
     WHEREAS, the Shareholders collectively have beneficial ownership of approximately 31.7% of the outstanding Common Stock, par value $.01 per share, of the Company (“Common Stock”) and have entered into put contracts with respect to an additional .4% of the outstanding Common Stock of the Company; and
     WHEREAS, the Company and the Shareholders have asserted certain claims against each other and the Shareholders have also asserted certain claims against the the Director Defendants (collectively, the “Claims”). The Claims pending in the United States District Court for the

Southern District of Florida, relate to alleged violations of the securities laws of the United States and the State of Florida, to the validity of that certain Rights Agreement, dated July 27, 2006, between the Company and Mellon Investor Services LLC (the “Rights Plan”) and to alleged breaches of fiduciary duty; and
     WHEREAS, the Company, the Shareholders and the Director Defendants wish to settle in full all Claims and all other matters and disputes relating to matters, transactions or occurrences that have been or that could have been asserted in this Action.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:
1.	Sales of Common Stock.
(a)	The Shareholders shall (i) within one year after the date hereof, sell and fully divest their beneficial ownership in at least 5,383,554 shares of Common Stock, and (ii) within two years after the date hereof, sell and fully divest their beneficial ownership in all of their remaining holdings of Common Stock. The Shareholders shall immediately cause any other affiliates of any Shareholder to fully sell and divest their respective holdings of Common Stock. In all cases, such sales and divestitures shall be made in full compliance with all applicable laws, rules and regulations.

(b)	The Shareholders shall not sell or otherwise transfer in excess of 915,379 shares of Common Stock to any one person or group (including any affiliates of such person or group); provided however, if the Shareholders engage in sales on the New York Stock Exchange which would satisfy the “manner of sale” requirements of Rule 144(f) under the Securities Act of 1933, as amended and do not otherwise have any reason to believe that such a sale would result in any one person or group (including any affiliates of such person or group) acquiring beneficial ownership of more than 915,379 shares of Common Stock, the Shareholders shall be in compliance with this Section 1(b). The Shareholders shall not in any event engage in any transaction involving “derivative securities”

(as such term is defined in Rule 16a-1(c) under the Exchange Act) of any Restricted Entity; provided, however, that (i) this shall not prohibit any Shareholder from closing any derivative security position involving a Restricted Entity in accordance with the terms thereof which was established by such Shareholder prior to July 27, 2006 and has heretofore been publicly disclosed, and (ii) the Shareholders may engage in the sale of up to 915,379 shares of Common Stock pursuant to call option transactions by the Shareholders which comply with the “manner of sale” requirements of Rule 144(f).
2.	Voting of Shares.
(a)	Until such time as the Shareholders have divested all of their shares of Common Stock as required by Section 1(a), the Shareholders shall vote all shares of Common Stock beneficially owned by them, and shall cause their respective affiliates to vote all shares of Common Stock owned by such affiliates, as recommended by the board of directors of the Company on all matters of any kind or nature submitted to a vote of the Company’s shareholders. The parties agree and acknowledge that this Stipulation and Order is intended to constitute a voting agreement and further that the grant is coupled with an interest within the meaning of Massachusetts General Laws Chapter 156D, Section 7.31.

(b)	In furtherance of the foregoing, each Shareholder hereby revokes any and all previous proxies granted with respect to such Shareholder’s shares of Common Stock and simultaneously herewith delivers a proxy in the form of Exhibit A granting and appointing Norman Becker and Arnold Sevell, and each of them, or any of their respective nominees, such Shareholder’s proxy and attorney-in-fact with full power of substitution, for and in the name, place and stead of such Shareholder, to vote the such Shareholder’s shares of Common Stock at every annual, special, or adjourned meeting or grant a consent or approval in respect of such shares in favor of any matter presented to the stockholders of the Company for their approval. The Shareholders agree and acknowledge that the proxy granted hereunder was a principal term of this settlement and that they will take no action to contest the validity of the proxy or to impede, delay or avoid the proxy. Each Shareholder shall have no claim against such proxy and attorney-in-fact, for any action taken, decision made or instruction given by such proxy and attorney-in-fact. Such proxy is irrevocable and the appointment is coupled with an interest in such Shareholder’s shares of Common Stock. Such proxy and the appointment shall terminate only upon and concurrently with the disposition of the shares of Common Stock subject thereto by the Shareholder in accordance with this Stipulation. No Shareholder shall grant any proxy with respect to such Shareholder’s shares of Common Stock inconsistent with the foregoing.

(c)	In the event any matter recommended for shareholder approval by the Board of Directors and submitted for a vote of Company shareholders relates to a merger or a sale of all or substantially all of the assets of the Company (in either case, whether or not with or to an affiliate of the Company, BFC, Levitt or any Restricted Entity as hereinafter defined), the Shareholders shall have the right to require the Company to purchase any shares of the Company still then owned by the Shareholders at a price equal to the closing market price of the Bluegreen common stock on October 12, 2006 by delivery at least 10 business days prior to the scheduled vote on the contemplated transaction of an irrevocable written notice to the Company at the address and to the parties indicated in Section 9 specifying the number of shares to be sold pursuant to this Section. Closing of the acquisition of the shares shall be subject to consummation of the proposed transaction and shall occur no later than 120 days following the consummation of the transaction.
3.	Standstill.
(a)	The Shareholders agree that, unless such shall have been specifically invited in writing by the Company, none of the Shareholders nor any entity which any or all of the Shareholders control (as such term is defined under the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “Exchange Act”)) will in any manner, directly or indirectly:

(i)	seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company, Levitt Corporation, or BankAtlantic Bancorp, Inc. or any of their respective parents, subsidiaries, affiliates or divisions (each, a “Restricted Entity”); (B) any tender or exchange offer, merger or other business combination involving any Restricted Entity; (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to any Restricted Entity; or (D) any “solicitation” of “proxies” (as such terms are used in the Exchange Act and in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of any Restricted Entity; provided however, that nothing herein shall prohibit Shareholders from disposing of their shares Common Stock as required by Section 1 of this Stipulation;

(ii)	form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any of the activities set forth in thisclause (a) of Section 3;

(iii)	otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of any Restricted Entity;

(iv)	take any action which might force any Restricted Entity to make a public announcement regarding any of the types of matters set forth in (a) above;

(v)	commence or seek to commence any action at law or equity or any arbitration proceedings against any Restricted Entity and shall not participate in or be a party to any class action to which a Restricted Entity or its Defendants is a party; provided, however, that the Shareholders may commence an action to enforce the provisions of this Stipulation and Central Florida or its subsidiaries may commence an action arising out of wrongful acts by the Company which cause damage to the day to day timeshare operations of Central Florida or its subsidiaries unrelated to the Company’s management, operations or results or the ownership of Bluegreen shares. (Examples where actions may be brought by Central Florida or its subsidiaries include actions against the Company based on the wrongful hiring of personnel by the Company or the unlawful use by the Company of trade secrets.);

(vi)	enter into any discussions or arrangements with any third party with respect to any of the foregoing or induce any third party to engage in any of the foregoing; or

(vii)	request the Company or any of the Director Defendants to modify or otherwise release or excuse it from any of its obligations under this Stipulation or otherwise seek to modify the terms of this Stipulation.
(b)	Each of the Restricted Entities is an intended third party beneficiary of the provisions of this Section 3 and shall have an independent right to enforce such provisions against the Shareholders in accordance with their terms.
4.	Settlement Payments. Except as provided expressly herein, no party hereto shall have any obligation under this Stipulation to make any monetary payment to any other party hereto.
5.	Release of Claims.
(a)	The Company, in consideration of the benefits described in this Stipulation, hereby releases and discharges, absolutely and forever, the Shareholders and their respective heirs, beneficiaries, agents and assigns and, with respect to Central Florida Investments Inc, its subsidiaries, affiliates, officers, directors, employees, and agents (the “Shareholder Released Parties”) from any and all actions, causes of action, claims, allegations, rights, obligations, liabilities, or charges that the Company has or may have, whether foreseen or unforeseen, matured or unmatured, known or unknown, and whether or not accrued, and whether or not asserted in any litigation, which the Company ever had, now have or can have, or shall or may hereafter have, in connection with, arising out of, or which are in any way related to the Claims including, without limitation, all claims that have been or could have been alleged by the Company, their successors and assigns, and any other persons claiming through or in the right of the Company in the Action, including but not limited to claims for violation of any federal or state securities laws.

(b)	The Shareholders, in consideration of the benefits described in this Stipulation, each release and discharge, absolutely and forever, the Director Defendants, and their respective heirs, agents, beneficiaries and assigns, and the Company and its subsidiaries, affiliates (including the Restricted Entities), officers, employees, and agents (the “Company Released Parties” and, together with the Shareholder Released Parties, the “Released Parties”) from any and all actions, causes of action, claims, allegations, rights, obligations, liabilities, or charges that he has or may have, whether foreseen or unforeseen, matured or unmatured, known or unknown, and whether or not accrued, and whether or not asserted in any litigation, which the Shareholders ever had, now have or can have, or shall or may hereafter have, in connection with, arising out of, or which are in any way related to the Claims including, without limitation, all claims that have been or could have been alleged by the Shareholders, their successors and assigns, and any other persons claiming through or in the right of the Shareholders in the Action, including but not limited to all claims relating to any actions that any person or organization took or failed to take in connection with the consideration, approval or adoption of the Rights Plan or the filing of the complaint alleging the Company’s Claims.

(c)	The Director Defendants, in consideration of the benefits described in this Stipulation, release and discharge, absolutely and forever, the Shareholder Released Parties from any and all actions, causes of action, claims, allegations, rights, obligations, liabilities, or charges that he has or may have, whether foreseen or unforeseen, matured or unmatured, known or unknown, and whether or not accrued, and whether or not asserted in any litigation, which the Director Defendants ever had, now have or can have, or shall or may hereafter have, in connection with, arising out of, or which are in any way related to the Claims including, without limitation, all claims that have been or could have been alleged by the Director Defendants, their successors and assigns, and any other persons claiming through them in the Action, including but not limited to claims for violation of any federal or state securities laws.

(d)	In consideration of the provisions of this Stipulation, each party agrees to waive any and all rights under the laws of any jurisdiction in the United States, or any other country, that limit a release to the claims set forth in paragraphs (a) and (b) of this Section 5, as the same are known or suspected to exist in such party’s favor as of the date of this Stipulation. Each Party represents and warrants that it has not filed any civil action, suit, arbitration or legal proceeding against any Released Party other than the Litigation or a counterclaim thereto, nor has it assigned, pledged, or hypothecated his claim to any person and no other person has an interest in the claims that it is releasing. Nothing herein shall be construed to limit or prohibit in any way any Party’s ability to bring an action to enforce the terms of this Stipulation.
6.	Amendment of Rights Plan. The Company and the Director Defendants shall amend, and shall cause its officers, employees and agents to take all actions necessary or advisable to amend, the proviso of Section 1(a) of the Rights Plan to extend the period in which the Shareholders may reduce their holdings to avoid becoming an Acquiring Person so that such period shall terminate simultaneously with the period set forth in Section 1(a) of this Stipulation. Such amendment shall provide that the exemption from becoming an Acquiring Person shall only be available if the Shareholders are not in breach of their obligations under this Stipulation.

7.	No Admission. This Stipulation does not constitute an admission of wrongdoing of any kind by the Company, the Shareholders, the Director Defendants or any of their respective subsidiaries, affiliates, employees, agents, directors or officers.
8.	Non-Disparagement. The Shareholders, the Company and the Director Defendants will henceforth refrain from and will cause each of their respective affiliates to henceforth refrain from discussing or making any derogatory or disparaging remarks or statements, oral or written, to any third parties concerning the other or any of its affiliates, employees, officers, directors or agents. Further, each party agrees that it, will not, directly or indirectly, engage in any conduct that involves the making or publishing of written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumors, allegations, or remarks), or negative reports or comments which are disparaging or deleterious to the integrity, reputation or goodwill of the other or any of its affiliates, employees, officers, directors or agents.
9.	Notices. All notices, requests, demands or other communications under this Stipulation shall be in writing and shall be deemed to have been duly given when delivered in person (including electronic mail) or sent by overnight delivery service to the party to whom such notice is being given as follows:

As to the Company and the	Bluegreen Corporation
Director Defendants:	4960 Conference Way North, Suite 100
Boca Raton, Florida 33431
Attn: Chief Executive Officer, and
Attn: General Counsel
Facsimile: (561) 912-8100

Attn: Alan B. Levan, Chairman of the Board
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309
E-mail: alevan@bankatlantic.com

With copies to:	Stearns, Weaver, Miller, Weissler, Alhadeff &
Sitterson, P.A.
Museum Tower
150 West Flagler Street
Miami, Florida 33130
Attn: Alison W. Miller, Esq.
Facsimile: (305) 789-3395
E-mail: amiller@swmwas.com

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn: Craig M. Wasserman, Esq.
Marc Wolinsky, Esq.
Facsimile: (212) 403-2000
E-mail: mwolinsky@wlrk.com

As to the Shareholders:	David A. Siegel
5601 Windhover Drive
Orlando, Florida 32819
Facsimile: (407)352-8935
E-mail: david_siegel@wgresorts.com

With a copies to:	Greenspoon Marder, P.A.
201 East Pine Street, Suite 500
Orlando, Florida 32801
Attn: Michael E. Marder, Esq.
Fax: (407) 563-9653
Email: michael.marder@greenspoonmarder.com

White & Case, LLP
1155 Avenue of the Americas
New York, New York 10036-2787
Attn: William F. Wynne, Jr., Esq.
Fax: (212) 354 8113
Email: wwynne@whitecase.com
     Any party may change the address or the name of the person to whose attention the notice or other communication shall be directed from time to time by serving notice thereof upon the other party as provided herein.
10.	Successors and Assigns.

(a)	This Stipulation will inure to the benefit of and be binding upon each of the Company, the Shareholders, the Director Defendants and their respective successors and assigns.

(b)	The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Stipulation in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, unless such assumption will occur automatically pursuant to law (e.g., as a result of a merger of the Company and another corporation or other business organization).
11.	Certain Available Relief.
(a)	The Shareholders hereby acknowledge and agree that the failure of any Shareholder to perform its agreements and covenants hereunder, including without limitation the Shareholders’ failure to take all actions as are necessary on their part to consummate the transactions contemplated hereby or their failure to comply fully and in all respects with the Standstill provisions set forth in Section 3 of this Stipulation, will cause irreparable injury to the other parties and third party beneficiaries, for which money damages, even if available, will not be an adequate remedy. Accordingly, each Shareholder hereby consents to the issuance of injunctive relief by this Court to compel performance of such Shareholder’s obligations and to the granting by this Court of the remedy of specific performance of such Shareholder’s obligations hereunder, in addition to any other rights or remedies available hereunder or at law or in equity. Each party further agrees that the intended and mutually agreed remedy for a breach of this Stipulation by the Shareholders is specific performance by (and related injunctive relief against) the Shareholders, and the Shareholders further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that money damages would provide an adequate remedy for such breach or to claim that the enforcement of the terms of this Stipulation is barred by any equitable or legal doctrine. Notwithstanding the foregoing, nothing in this Stipulation will bar any party from seeking monetary damages in addition to equitable relief; provided, further, that each Shareholder shall be responsible for any breach of this Agreement by any other Shareholder. It is agreed that the Shareholders shall each be jointly and severally liable to the Company and the Director Defendants and their respective successors and assigns for any breach of this Stipulation by any Shareholder. The Company retains the right to seek injunctive relief and specific performance in addition to any right to liquidated damages pursuant to Section 11(b).
(b)	In addition to the foregoing, and without waiving, releasing or otherwise limiting any right to seek injunctive relief, in the event that (i) the Shareholders take any action to impede, delay or avoid (x) the proxy granted hereunder, (y) any vote of the Company’s shareholders or (z) any transaction recommended for Shareholder approval by the Company’s board of directors (including, in each case, litigation brought by the Shareholders which is intended to or has the effect of impeding, delaying or avoiding the foregoing) or (ii) the Shareholders violate any term or provision of this Stipulation, the Shareholders agree that damage to the Company would be significant but impossible to measure and accordingly, the Shareholders and the Company agree that upon a determination by a court having jurisdiction that the Shareholders have acted as described in (i) or (ii) above liquidated damages in the sum of $10 million shall be paid by the Shareholders to the Company.
12.	Miscellaneous.
(a)	This Stipulation, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws.

(b)	The captions of this Stipulation are not part of the provisions hereof and shall have no force or effect.

(c)	This Stipulation may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(d)	If any provision hereof is unenforceable, such provision shall be fully severable, and this Stipulation shall be construed and enforced as if such unenforceable provision had never comprised a part hereof, the remaining provisions hereof shall remain in full force and effect, and the court construing the Stipulation shall add as a part hereof a provision as similar in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision.

(e)	Nothing in the Stipulation, express or implied, is intended to confer upon any person other than the parties hereto any rights or remedies against any other person under or by reason of this Stipulation; provided, however, that each Restricted Entity shall be deemed to be a third-party beneficiary with respect to Section 3 of this Stipulation, and shall be entitled to enforce the terms of this Stipulation in respect thereto as if it were a party hereto.

(f)	In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall pay upon demand all reasonable fees, expenses and disbursements of counsel for the prevailing party through and including all appeals.

(g)	Neither party is relying upon any representation, understanding, undertaking, or agreements not set forth in this Stipulation, and each party expressly disclaims any reliance on any such representation, understanding, undertaking, or agreements. Each party hereto specifically waives and releases any claim that such party was fraudulently induced to enter into this Stipulation.

(h)	Each party hereto represents and warrants that the execution and delivery of this Stipulation and the terms thereof have been duly and validly authorized and that all actions required to be taken by such party for the execution, delivery and performance of this Stipulation, including the delivery of the proxies granted hereunder, have been duly and effectively taken and no joinder or consent of any other person is required. Each party acknowledges that the other parties have relied upon such representations and warranties in entering into this Stipulation.
(i)	This Stipulation may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
13.	Time is of the Essence. Wherever time is specified for the doing or performance of any act or the payment of any funds, time shall be considered of the essence.

14.	Dismissal, Enforcement of Stipulation and Order. This action shall be and hereby is dismissed with prejudice and without costs; provided, however, that this Court shall retain jurisdiction to enforce the terms of this Stipulation and Order.

     IN WITNESS WHEREOF, the Company, the Shareholders and the Director Defendants have caused this Stipulation to be executed on the date first written above.

BLUEGREEN CORPORATION
/s/ George F. Donovan
Name:	George F. Donovan
Title:	President and Chief Executive Officer

/s/ David A. Siegel
David A. Siegel

DAVID A. SIEGEL REVOCABLE TRUST
/s/ David A. Siegel
Name:	David A. Siegel
Title:	Trustee

CENTRAL FLORIDA INVESTMENTS
/s/ David A. Siegel
Name:	David A. Siegel
Title:	President

/s/ John E. Abdo
John E. Abdo

/s/ Norman H. Becker
Norman H. Becker

/s/ Lawrence A. Cirillo
Lawrence A. Cirillo

/s/ George F. Donovan
George F. Donovan

/s/ Robert F. Dwors
Robert F. Dwors

/s/ Scott W. Holloway
Scott W. Holloway

/s/ John Laguardia
John Laguardia

/s/ Alan B. Levan
Alan B. Levan

/s/ Mark A. Nerenhausen
Mark A. Nerenhausen

/s/ J. Larry Rutherford
J. Larry Rutherford

/s/ Arnold Sevell
Arnold Sevell

SO ORDERED:

U.S.D.J.

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